UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

GlycoMimetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36177	06-1686563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9708 Medical Center Drive

Rockville, MD 20850

(Address of principal executive offices, including zip code)

(240) 243-1201

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GLYC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition.

On August 5, 2021, GlycoMimetics, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended June 30, 2021. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 2.02, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (e)Retirement of Rachel King as President and Chief Executive Officer

On July 30, 2021, Rachel K. King, President and Chief Executive Officer of the Company, notified the Board of Directors of the Company (the “Board”) of her decision to retire from those positions, effective as of August 6, 2021. Mrs. King will remain as an employee of the Company until August 31, 2021.

Following her retirement, Mrs. King will continue to serve on the Board, which will constitute Continuous Service under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) for purposes of continued vesting of her stock options. She will receive the same compensation as the other non-employee members of the Board under the Company’s policy for compensation of non-employee directors, which was filed as Exhibit 10.14 to the Company’s Form 10-K for the year ended December 31, 2020.

On August 3, 2021, the Company and Mrs. King entered into a consulting agreement under which she will continue to provide services to the Company as requested, up to 20 hours per week, through August 31, 2022. In consideration for such services, Mrs. King will receive a monthly consulting fee of $23,304.17 per month. Mrs. King will not receive the second half of the retention bonus awarded in September 2019 that she would have been entitled to receive in September 2021.

(c)(d)(e)Appointment of Harout Semerjian as President and Chief Executive Officer

On August 2, 2021, the Board appointed Harout Semerjian as the Company’s President and Chief Executive Officer, effective as of August 6, 2021. In connection with Mr. Semerjian’s appointment as President and Chief Executive Officer, on August 2, 2021 the Board also expanded the authorized size of the Board from seven to eight members and appointed Mr. Semerjian to fill the newly created vacancy, to be effective concurrently with the effectiveness of his appointment as President and Chief Executive Officer.

Mr. Semerjian will serve in the class of directors whose term will expire at the Company 2022 Annual Meeting of Stockholders. The Company does not expect that Mr. Semerjian will be named as a member of any committees of the Board. There is no arrangement or understanding between Mr. Semerjian and any other person pursuant to which he was selected as an officer or director of the Company. There are no related party transactions between Mr. Semerjian and the Company that would require disclosure under Item 404(a) of Regulation S-K, and there is no family relationship between Mr. Semerjian and any of the Company’s other directors or executive officers.

Additional biographical information about Mr. Semerjian is set forth below:

Harout Semerjian, age 50, served as President and Chief Executive Officer of Immunomedics, Inc., a pharmaceutical company, from April 2020 to May 2020. He has most recently been working as an independent advisor serving private equity firms focused on healthcare. From March 2018 to April 2020, he served as Executive Vice President, Chief Commercial Officer at Ipsen Pharma, where he was accountable for the worldwide commercialization and portfolio strategy across oncology, neurosciences and rare diseases. From February 2017 to February 2018, he served as Ipsen’s President, Head of Specialty Care International Region & Global Franchises. Mr. Semerjian previously spent 16 years at Novartis Oncology, where he held various worldwide strategic and operational positions, culminating in his last role as Senior Vice President, Global Head for Ribociclib, accountable for worldwide launch preparations. During his tenure at Novartis, Mr. Semerjian worked on numerous launches and commercial activities for various therapies, including Gleevec, Tasigna, Exjade/Jadenu, Promacta, Zometa, and Femara. Mr. Semerjian holds an M.B.A. from Cornell University, an M.B.A. from Queen’s University, Canada, and a B.S. in Biology from the Lebanese American University in Lebanon.

The Company has entered into an employment agreement with Mr. Semerjian (the “Employment Agreement”), effective as of August 3, 2021 (the “Effective Date”), pursuant to which Mr. Semerjian will become President and Chief Executive Officer as of August 6, 2021. He will receive an annual base salary of $595,000 per year, subject to review and adjustment from time to time by the Board in its sole discretion. The Company will also pay Mr. Semerjian a sign-on bonus of $200,000 in two installments, less applicable tax withholdings. The first installment will be paid within 30 days of the Effective Date, and the second installment will be paid on the first anniversary of the Effective Date, subject to Mr. Semerjian remaining employed by the Company as of that date. In the event that Mr. Semerjian resigns without “good reason” or is terminated for “cause” (as such terms are defined in the Employment Agreement), he would be obligated to repay to the Company a prorated portion of the applicable installment of the sign-on bonus.

Mr. Semerjian will be eligible to receive a target annual bonus per calendar year in an amount equal to 55% of his annual base salary, subject to the discretion of the Board. For 2021, his bonus will be prorated based on the number of days during the calendar year in which he is employed by the Company. Mr. Semerjian is also eligible to participate in the Company’s employee and executive benefit plans and programs as may be maintained by the Company from time to time.

The Employment Agreement provides for an employment term of four (4) years from the Effective Date. Unless the Company gives notice of its intent not to renew, or Mr. Semerjian gives written notice to the Company of his determination not to renew, in any case at least one year prior to the fourth anniversary of the Effective Date, the Employment Agreement shall be renewed for one year from that anniversary. Thereafter, unless the Company or Mr. Semerjian gives written notice of determination not to renew at least one year prior to the next succeeding anniversary of the Effective Date, the Employment Agreement shall be renewed for one year from that anniversary.

In addition, and pursuant to the terms of the Employment Agreement, on August 3, 2021 (the “Grant Date”), the Board approved the grant of options (the “Option Grants”) to Mr. Semerjian to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as follows: (a) an option to purchase 1,098,400 shares, subject to vesting as to 25% of the underlying shares on August 3, 2022 and as to the remaining underlying shares in equal monthly installments over 36 months thereafter, subject to Mr. Semerjian’s continued service through each such vesting date, and (b) an option to purchase 549,200 shares, one-half of which will vest upon FDA approval of the Company’s product candidate uproleselan as a treatment for relapsed/refractory acute myeloid leukemia and the remainder will vest upon the first commercial sale of uproleselan in the United States or abroad, subject in each case to Mr. Semerjian’s continued service through the applicable vesting date. The Option Grants have an exercise price of $2.03 per share, the closing price of the Common Stock on the Grant Date, and are subject to the terms and conditions of the award agreements pursuant to which they are granted. Mr. Semerjian will remain eligible for additional future stock option and other equity awards as may be determined by the Board, or a committee thereof, in accordance with the 2013 Plan.

Under the Employment Agreement, if Mr. Semerjian’s employment with the Company ends due to his resignation for “good reason” or his termination by the Company other than for “cause,” each as defined in the Employment Agreement, in either case that does not occur within 12 months after the effective date of a Change in Control (as defined in the Employment Agreement), he is entitled to receive (i) continuation of his then-current base salary for a period of 18 months; (ii) a lump sum payment equivalent to the unpaid bonus he would have otherwise earned for the prior calendar year had he remained employed through the date bonuses are regularly paid to senior executives; and (iii) continued health benefits under COBRA for up to 18 months, or if earlier, the date he is eligible for comparable replacement coverage under a subsequent employer’s group health plan.

In the case of Mr. Semerjian’s termination of employment by the Company other than for “cause” or his resignation for “good reason,” in either case that occurs within 12 months after the effective date of a Change in Control (as defined in the Employment Agreement), then he is entitled to receive (i) a lump sum severance payment equal to 18 months of his then-current base salary, to be paid on the 60th day following the termination, (ii) continued health benefits under COBRA for up to 18 months, or if earlier, the date he is eligible for comparable replacement coverage under a subsequent employer’s group health plan, (iii) acceleration of all unvested equity awards at the time that such termination occurs, which will be deemed to have vested as of his employment termination date, and (iv) a payment equal to 1.5 times his then current annual target bonus, to be paid on the 60th day following the termination. The benefits described in this paragraph are conditioned, among other things, on Mr. Semerjian’s compliance with his post-termination obligations under the Employment Agreement and his execution of a general release of claims in favor of the Company.

If the post-termination amounts payable constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and are subject to the excise tax under Section 4999 of the Code, then such payments will either (1) be paid in full or (2) reduced so that the Section 4999 excise tax does not apply, whichever results in the greater after-tax economic benefit to Mr. Semerjian.

The foregoing description of the terms of the Employment Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

In connection with his employment, Mr. Semerjian also entered into the Company’s standard form of Confidential Information and Invention Assignment Agreement. In connection with his appointment as President and Chief Executive Officer and a director of the Company, he is expected to enter into the Company’s standard form of Indemnification Agreement, which was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 7.01Regulation FD Disclosure.

On August 4, 2021, the Company issued a press release announcing Mrs. King’s retirement and Mr. Semerjian’s appointment. A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report. The information contained in the press release furnished as Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and is not incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01  Other Events.

On August 2, 2021, the Compensation Committee of the Board adopted an amendment to the GlycoMimetics, Inc. Inducement Plan (the “Inducement Plan”) to increase the number of shares of Common Stock reserved for issuance under the Inducement Plan from 500,000 shares to 2,000,000 shares, subject to adjustment for stock dividends, stock splits, or other changes in the Common Stock or capital structure. The Option Grants to Mr. Semerjian described above were granted from the Inducement Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated August 5, 2021, “GlycoMimetics Reports Highlights and Financial Results for Second Quarter 2021”

99.2	Press Release, dated August 4, 2021, “GlycoMimetics Names Harout Semerjian as New Chief Executive Officer to Succeed Retiring CEO Rachel King.”

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLYCOMIMETICS, INC.

	By:	/s/ Brian M. Hahn
Date: August 5, 2021		Brian M. Hahn Senior Vice President and Chief Financial Officer